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                                                      Exhibit 99.26(h)(5)(viii)

                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                                  by and among
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                        Minnesota Life Insurance Company
                        Securian Financial Services, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us") and Minnesota Life Insurance Company ("you") and Securian Financial Services, Inc., ("Distributor"), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated as of May 1, 2000 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 1 and Section 2.2.1 are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware.

2.   Section 3.1.3 is amended and restated in its entirety as follows:

     "3.1.3 We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public."

3.   Section 5.2 is amended and restated in its entirety as follows:

     "5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."

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4.   Schedules C and D of the Agreement are deleted and replaced in their entirety with the Schedules C and D attached hereto, respectively.

5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of June ___, 2007.

The Trust:                    FRANKLIN TEMPLETON VARIABLE INSURANCE
                              PRODUCTS TRUST
     ONLY ON BEHALF OF
     EACH PORTFOLIO LISTED
     ON SCHEDULE C OF
     THE AGREEMENT.           By:
                                  ----------------------------------
                              Name: Karen L. Skidmore
                              Title: Vice President


The Underwriter:              FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                              By:
                                  ----------------------------------
                              Name: Thomas Regner
                              Title: Senior Vice President


The Company:                  MINNESOTA LIFE INSURANCE COMPANY


                              By:
                                  ----------------------------------
                              Name: Robert J. Ehren
                              Title: Vice President


The Distributor:              SECURIAN FINANCIAL SERVICES, INC.


                              By:
                                  ----------------------------------
                              Name: George I. Connolly
                              Title: President and Chief Executive Officer

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                                   SCHEDULE C

             AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

1.   Franklin Large Cap Growth Securities Fund - Class 2
2.   Franklin Small Cap Value Securities Fund - Classes 1 & 2
3.   Franklin Small-Mid Cap Growth Securities Fund - Class 2
4.   Mutual Shares Securities Fund - Class 2
5.   Templeton Developing Markets Securities Fund - Class 2
6.   Templeton Global Asset Allocation Fund - Class 2

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                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

1.   MegAnnuity
2.   MultiOption Achiever Annuity
3.   MultiOption Advisor Annuity
4.   MultiOption Classic Annuity
5.   MultiOption Flex/Single Annuity
6.   MultiOption Legend Annuity
7.   MultiOption Select Annuity
8.   MultiOption Extra Annuity
9.   Variable Adjustable Life
10.  Variable Adjustable Life - Horizon
11.  Variable Adjustable Life Second Death
12.  Variable Adjustable Life Summit
13.  Variable Adjustable Life Survivor
14.  Minnesota Life Accumulator Variable Universal Life Policy

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